SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 28, 2003

(Date of earliest event reported)

PLIANT CORPORATION

(Exact name of registrant as specified in its charter)

Utah	333-40067	87-0496065
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 Woodfield Road, Suite 700

Schaumburg, IL 60173

(847) 969-3300

(Address of principal executive offices and telephone number, including area code)

ITEMS 9 AND 12.	REGULATION FD DISCLOSURE AND RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 28, 2003, we filed our Annual Report on Form 10-K for the year ended December 31, 2002. As previously announced, we will hold a conference call to discuss our year-end 2002 operating results and to answer questions about the business. The call will take place at 3:00 p.m. Eastern Standard Time on Wednesday, April 2, 2003. Our press release containing information on how to access the conference call is filed herewith as Exhibit 99.1.

In addition to the financial results reported in our Form 10-K, our management will discuss certain quarterly financial information relating to the year ended December 31, 2002, including certain quarterly EBITDA amounts, as well as projected EBITDA and projected cash interest expense for 2003. The information required by Regulation G under the Securities Exchange Act of 1934 with respect to these amounts is filed herewith as Exhibit 99.2.

The estimated amounts for 2003 contained in Exhibit 99.2 to this report constitute “forward-looking statements” within the meaning of the federal securities laws. There can be no assurance that these estimates will be achieved. There are a number of risks and uncertainties that could cause our actual results to differ materially from our estimates. These risks include, but are not limited to: general economic and business conditions, particularly a continuing economic downturn; industry trends; increases in our leverage; interest rate increases; changes in our ownership structure; raw material costs, availability and terms, particularly resin; competition; the loss of any of our significant customers; changes in the demand for our products; new technologies; the availability and associated cost of insurance coverage; changes in distribution channels or competitive conditions in the markets or countries in which we operate; costs of integrating any recent or future acquisitions; loss of our intellectual property rights; foreign currency fluctuations and devaluations and political instability in our foreign markets; changes in our business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; and increases in the cost of compliance with laws and regulations, including environmental laws and regulations. These risks and certain other uncertainties are discussed in more detail in our Annual Report on Form 10-K for the year ended December 31, 2002 and in our Registration Statement on Form S-4 (file no. 333-86532), as amended, filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLIANT CORPORATION

/s/ BRIAN E. JOHNSON
Brian E. Johnson Executive Vice President and Chief Financial Officer

Date: April 2, 2003